EXHIBIT 10.1

EMPLOYMENT AND NONCOMPETE AGREEMENT

THIS EMPLOYMENT AND NONCOMPETE AGREEMENT (“Agreement”), made and entered into as of the 6th day of October, 2006, by and between JOHN PARRY, an individual resident of Idaho (“Employee”), and AIR T, INC., a Delaware corporation (the “Company”).

Background Statement

The Company, through its subsidiaries, provides overnight air freight service to the express delivery industry, and manufactures, sells and services aircraft ground support and special purpose industrial equipment. Employee has agreed to join the Company initially as a Vice President and after a brief period as Chief Financial Officer and Vice President--Finance pursuant to the terms of this Agreement. Employee has or will be exposed to various information, data, methods, processes, software and systems of the Company, many of which are proprietary to the Company or which will represent a substantial investment in the training and/or development of Employee.

IN CONSIDERATION of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

1.  Employment. Subject to the terms and conditions stated herein, and in consideration of Employee’s obligations and covenants, including without limitation, those obligations and covenants set forth in Paragraphs 7, 8 and 9 hereof, the Company agrees to employ Employee on an active and full-time basis, and Employee accepts such employment, initially as a Vice President and after a brief period as Chief Financial Officer and Vice President--Finance of the Company, subject to the order, supervision and direction of the Company’s Board of Directors and its Chief Executive Officer.

2.  Duties. Employee shall initially serve the Company as Vice President and after a brief transition period shall thereafter serve the Company as Chief Financial Officer and Vice President—Finance and in those capacities shall devote Employee’s full business time, skill and best efforts to the business of the Company and faithfully perform such executive and supervisory duties as may be prescribed by the Company’s Board of Directors and its Chief Executive Officer. Employee shall act at all times in compliance, in all material respects, with all policies, rules and decisions adopted from time to time by the Board of Directors of the Company, including the Company’s Code of Business Conduct and Ethics.

3.  Term of Employment. The term of Employee’s employment by the Company hereunder shall commence as of the date hereof and shall continue for a period of three (3) years after such commencement date (the “Term of Employment”), unless sooner terminated as provided in paragraph 5 below.

4.  Compensation.

(a)  The base annual compensation rate to be paid to Employee for the services to be rendered hereunder (“Base Rate”) throughout the Term of Employment, except to the extent adjusted as provided below, shall be $125,000, payable in accordance with the Company’s normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements. Employee’s Base Rate may be reviewed from time to time and may be adjusted upward as Employee’s performance, the performance of the Company and other pertinent factors warrant.

(b)  Incentive Compensation. During the term of this Agreement, Employee will be entitled to receive, as incentive compensation, compensation equal to 1.5 % of the Company’s pre-tax net income included in the audited, consolidated net income statement of the Company. This incentive compensation will be paid on or about June 15 of each year, with respect to results achieved during the previous fiscal year. In the event Employee’s employment is terminated during the fiscal year, he shall be eligible to receive a pro-rata portion of the incentive compensation for that fiscal year, to be paid on or about June 15 following his termination of employment.

(c)  Employee Benefit Plans. In addition to the Base Salary provided for above, the Company shall provide to Employee the opportunity to participate in all life insurance, medical, disability, and other employee benefit plans (collectively, “Employee Benefit Plans”) sponsored from time to time by the Company and covering its employees generally or a particular group of its employees of which Employee is a member (including participation by Employee’s spouse and dependents to the extent they are eligible under the terms of such plans), subject to the terms and conditions of such benefit plans.

(d)  Reimbursement of Expenses. The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing Employee’s obligations under this Employment Agreement in accordance with the Company’s expense reimbursement policies as established and changed from time to time. In addition, the Company will reimburse Employee for up to$10,000 in moving expenses in connection with the relocation of his residence from Idaho to Maiden, North Carolina or any nearby area.

(e)  Vacation. Employee shall be entitled to paid annual vacation of up to four weeks per year.

(f)  Car Allowance. Employee shall be entitled to receive a car allowance of four hundred dollars ($400) per month plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies as established and changed from time to time.

(g)  Stock Options. Employee shall be eligible to be considered for participation in any stock option plan approved by the stockholders of Air T, Inc., with the amount of options and vesting schedule to be determined by the Compensation Committee of the member company’s Board of Directors.

5.  Termination.

(a)  Termination Events. Employee’s employment hereunder will terminate upon the earlier of (i) the death of Employee or Employee’s becoming Permanently Disabled (as defined below), (ii) termination by the Company for Cause (as defined below), (iii) termination by the Company without Cause or (iv) the expiration of the Term of Employment.

(b)  Termination Payments. From and after the termination of Employee’s employment for any reason set forth in Sections 5(a)(i), 5(a)(ii) or 5(a)(iv) the Company shall not be liable to Employee, Employee’s spouse or Employee’s personal representative for the payment of salary, benefits, or payments of any kind, except for amounts payable under this Employment Agreement that are attributable to services performed by Employee prior to the termination of Employee’s employment, or except as provided by the terms of any Company benefit, disability or retirement plan in which Employee may be a participant.

(c)  Termination Without Cause. In the event Employee is terminated by Employer without cause, Employee shall be entitled solely to receive the payments set forth in paragraph 6 herein, subject to the conditions thereof.

(d)  Definition of “Cause.” “Cause” means (i) the failure of Employee to carry out and perform Employee’s duties hereunder; (ii) the refusal by or inability of Employee to follow the lawful directions of the member company’s Board of Directors; (iii) the commission of an act by Employee constituting financial dishonesty against the Company; (iv) the commission of an act by Employee involving a felony; (v) the commission of an act by Employee that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its subsidiaries; or (vi) violation by Employee of any provision of this Agreement.

(e)  Definition of “Permanent Disability”. “Permanent Disability” means any physical or mental impairment that renders Employee unable to perform the essential functions of Employee’s job under the terms of this Employment Agreement, either with or without reasonable accommodation, for a period of six (6) months or more.

6.  Severance Payment. In the event of the termination of Employee’s employment without Cause, the Company shall continue to pay the base salary of Employee for a period of twelve (12) months from the date of termination, conditional upon Employee’s execution of a release of claims against the Company. This release shall be in a form satisfactory to the Company, and shall be a general release of all claims. These separation payments shall be payable at a time and in accord with the regular payroll practices of the Company, but shall not commence until the execution of such release by Employee and the satisfaction of all waiting and revocation periods required by law. All such amounts shall be subject to and reduced by any applicable federal and state withholding taxes.

7.  Confidentiality. Employee acknowledges that during Employee’s employment with the Company Employee will acquire, be exposed to and have access to, material, data and information of the Company and/or its customers or clients that is confidential, proprietary, and/or a trade secret. At all times, both during and after the termination of employment, Employee shall keep and retain in confidence and shall not disclose, except as required in the course of Employee’s employment with the Company, to any person, firm or corporation, or use for his own purposes, any of this proprietary, confidential or trade secret information. For purposes of this paragraph, such information shall include, but shall not be limited to: sales methods, information concerning customers, advertising methods, financial affairs or methods of procurement, marketing and business plans, strategies, projections, business opportunities, client lists, sales and cost information and financial results and performance. Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect for a period of five (5) years, or until the Company has released any such information into the public domain, in which case Employee’s obligation hereunder shall cease with respect only to such information so released.

8.  Non-Competition Agreement. So long as Employee is employed by the Company and for a period of one (1) year following termination of Employee’s employment (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein), whether such termination is voluntary or involuntary on the part of Employee and whether such termination is with or without Cause, Employee shall not:

(f)  Become employed by (as an officer, director, employee, consultant or otherwise), or otherwise become commercially interested in or affiliated with (whether through direct, indirect, actual or beneficial ownership or through a financial interest), a COMPETITOR, unless Employee accepts employment with a COMPETITOR in an area of the COMPETITOR’S business which does not compete with the Company. For purposes of this Agreement, a COMPETITOR shall be defined as any person, firm, business or entity (including any sole proprietorship of Employee) that provides overnight air freight service to any of the Company’s customers or manufactures, leases, sells or provides third-party maintenance services with respect to mobile deicing/decontamination equipment, catering/cabin service trucks, pedestal-mounted deicing systems or ground support equipment.

(g)  Solicit or attempt to solicit, for competitive purposes, the business of any of the Company’s clients or customers or otherwise induce such customers or clients to reduce, terminate, or restrict or alter their business relationships with the Company in any fashion.

(h)  Induce or attempt to induce any employee of the Company to leave the Company for the purpose of engaging in a business operation that is competitive with the Company’s business operations.

(i)  In recognition of the broad geographic scope of the Company’s business, including that its customer base extends throughout the United States, and of the ease of competing with that business in any part of the United States, the restrictions on competition set forth herein are intended to cover the United States. Provided, however, that the Company shall have the right to limit, unilaterally, the scope of any provision of this Agreement to ensure the enforceability of Employee’s agreement not to compete with the Company.

9.  Assignment of Inventions. Employee understands and agrees that Employee is performing work for hire for the Company and that any INVENTIONS developed or conceived by Employee during Employee’s employment with the Company are the sole property of the Company. INVENTIONS shall include any inventions, discoveries, programs, programming techniques, underlying program designs and/or concepts, machinery, products, processes, computer hardware, information systems, software (including without limitation source code, object code, documentation, diagrams and flow charts), as well as any other discoveries, concepts and ideas, whether patentable or not, relating to any present or prospective activities or business of the Company. Employee agrees to assign, and does hereby assign, to the Company or its nominees, all right, title and interest in and to INVENTIONS made by Employee. Employee will, with reasonable reimbursement for expenses, but at no other expense to the Company, at any time during or after Employee’s employment with the Company, sign and deliver all lawful papers and cooperate in such other lawful acts which may be reasonably necessary or desirable to protect or vest title in INVENTIONS in the Company or its nominees, including applying for, obtaining, maintaining, and enforcing copyrights and/or patents on INVENTIONS in all countries of the world. Provided, however, that nothing herein shall require the Company to accept or perfect any such assignment or other conveyance of any interest in any patent or INVENTIONS or require the Company to prosecute such patent or other application. This provision does not apply to any INVENTIONS for which Employee affirmatively proves that no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time unless (a) the INVENTIONS relate (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development; or (b) the INVENTIONS result, either directly or indirectly, from any work performed by Employee for the Company.

10.  Company’s Right to Obtain an Injunction. Employee acknowledges that the Company will have no adequate means of protecting its rights under paragraphs 7, 8 and 9 of this Agreement other than by securing an injunction (a court order prohibiting Employee from violating the Agreement). Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief. Nothing contained in this paragraph, however, shall prohibit the Company from pursuing any remedies in addition to injunctive relief, including recovery of damages.

11.  Condition to Seeking Subsequent Employment. Employee agrees to show a copy of this Agreement to any COMPETITOR with whom Employee interviews during Employee’s employment with the Company or with whom Employee interviews within one (1) years following the effective date of the termination of Employee’s employment with the Company.

12.  General Provisions.

(j)  Entire Agreement. This Employment Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by the Company and supersedes any and all prior employment or compensation agreements between the Company and Employee.

(k)  Severability. If any provision contained in this Employment Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Employment Agreement but this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(l)  Assignment. Neither this Employment Agreement nor any right or interest hereunder shall be assignable by Employee, Employee’s beneficiaries or legal representatives, without the prior written consent of the Company; provided, however, that nothing shall preclude (i) Employee from designating a beneficiary to receive any benefit payable upon Employee’s death, or (ii) the executors, administrators or other legal representatives of Employee or Employee estate from assigning any rights hereunder to the person or persons entitled thereunto. The Company may transfer or assign its rights and interest in this Employment Agreement to any person, proprietorship, partnership, limited liability company or corporation that acquires or succeeds to at least a majority of the equity, assets, accounts or other business of the Company.

(m)  Binding Agreement. This Employment Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective permitted successors and assigns.

(n)  Amendment or Modification of Employment Agreement. This Employment Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(o)  Waiver. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The provisions of this paragraph 12(f) cannot be waived except in writing signed by both parties.

(p)  Governing Law and Forum Selection. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of North Carolina, without regard to conflict of laws principles. Furthermore, in exchange for the consideration set forth herein, Employee agrees that any claim against the Company (i) for the breach or invalidity of any provision of this Agreement; (ii) arising out of or relating to the employment of Employee with the Company or (iii) encompassed within or related to any claim to be released as provided in paragraph 6 herein, shall be brought exclusively in the Superior Court of Lincoln County, North Carolina, or the United States District Court for the Western District of North Carolina, and in no other forum. Employee hereby consents to the personal and subject matter jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause. Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to Employee’s employment with the Company shall at the Company’s sole election be submitted to arbitration before the American Arbitration Association in Mecklenburg County, North Carolina, which election may be made by the Company at any time prior to the last day to answer and/or respond to a summons and/or complaint or counterclaim, crossclaim or third-party claim made by Employee. The provisions of the North Carolina Uniform Arbitration Act, N.C. Gen. Stat. § 1-567.1 et seq. shall apply to the arbitration of disputes hereunder unless such provisions are preempted by the Federal Arbitration Act.

(q)  Notices. Any notice, offer, acceptance or other document required or permitted to be given pursuant to any provisions of this Agreement shall be in writing, signed by or on behalf of the person giving the same, and (as elected by the person giving such notice) delivered by hand or mailed to the parties at the following addresses by registered or certified mail, postage prepaid, return receipt requested, or by a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery on a specified date:

If to Employee: John Parry

If to the Company: Air T, Inc.
PO Box 488
Denver, N.C., 28037

Attention: Walter Clark

or to such other address as any party hereto may designate by complying with the provisions of this Section 12(h).

Such notice shall be deemed given (i) as of the date of written acknowledgment by Employee or an officer of the Company if delivered by hand, (ii) seventy-two (72) hours after deposit in United States mail if sent by registered or certified mail or (iii) on the delivery date guaranteed by the third party delivery service if sent by such service.

Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall not affect the date upon which the notice is deemed to have been given pursuant hereto. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt hereof.

13.  Consideration for Election to Board Of Directors. Employee shall be considered by the Nominating Committee of the Board of Directors for nomination for election as a director at the Company’s 2007 annual meeting of stockholders and at subsequent annual meetings of stockholders for so long as he continues to serve as the Company’s Chief Financial Officer.

IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed in its name by its duly authorized officials as of the day and year first above written.

EMPLOYEE:

/s/ John Parry
John Parry

COMPANY:

AIR T, INC.

By: /s/ Walter Clark

Title: Chief Executive Officer